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Exhibit 5.2

	The Board of Directors Tyco Electronics Ltd. 96 Pitts Bay Road, 2nd Floor Pembroke HM 08 Bermuda	e-mail: mjones@applebyglobal.com direct dial: Tel +1 441 298 3223 Fax +1 441 298 3479 your ref: appleby ref: mlj/jm/73287.139
1 July 2008
Bermuda Office
Canon's Court
22 Victoria Street
PO Box HM 1179
Hamilton HM EX
Bermuda

 Tel +1 441 295 2244
 Fax +1 441 292 8666

 applebyglobal.com

Bermuda
British Virgin Islands
Cayman Islands
Hong Kong
Jersey
London
Mauritius
Ladies and Gentlemen,

 Re: Registration Statement on Form S-3

We have acted as Bermuda counsel to Tyco Electronics Ltd., a Bermuda company ("Tyco Electronics" or the "Company"), in connection with the filing by Tyco Electronics and Tyco Electronics Group S.A., a Luxembourg company ("TEGSA"), with the United States Securities and Exchange Commission on 1 July 2008 of an automatic shelf registration statement on Form S-3 (the "Registration Statement"), with respect to, inter alia, common shares, par value $0.20 per share ("Common Shares"), preferred shares, par value $0.20 per share ("Preferred Shares") of Tyco Electronics, either separately or represented by warrants as well as units that include any of these securities (collectively, the "Equity Securities"), to be issued from time to time pursuant to Rule 415 under the United States Securities Act 1933, as amended (the "Securities Act").

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

Unless otherwise defined herein, terms defined in the Registration Statement and the Prospectus, have the same meanings when used in this opinion.

Assumptions
In stating our opinion we have assumed:
(a)
the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarized, faxed or photostatic copies;
(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;
(c)	the genuineness of all signatures on the Documents;
(d)	the authority, capacity and power of each of the persons signing the Documents (other than the directors and officers of the Company);
(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;
(f)
that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part and accurately record the resolutions passed at a meeting of the Board of Directors on 13 May 2008 and that there will be, at the relevant time of allotment no matter affecting the authority of the Directors to issue and/or allot any of the Equity Securities not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;
(g)
that, when the directors of the Company passed the Resolutions, each of the directors discharged his fiduciary duties to the Company and acted honestly and in good faith with a view to the best interests of the Company;
(h)	that the Company will at the relevant time of issue of any of the Equity Securities hold the necessary permissions of the Bermuda Monetary Authority for such issue;
(i)
that the Company has filed the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the activities contemplated by the Registration Statement would benefit the Company;

Opinion
Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion:
1.
When duly authorized, allotted, issued and fully paid for pursuant to the terms of the Resolutions and in accordance with the terms and conditions referred to or summarized in the Prospectus and the Registration Statement and in any Prospectus Supplement or other document to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated in the Registration Statement by reference, the Common Shares and the Preferred Shares, including such shares issued as part of a unit or upon conversion or exchange of debt securities to be issued by TEGSA or warrants issued by Tyco Electronics, will be validly issued, fully paid and non-assessable shares in the capital of the Company.
2.
General permission pursuant to the Exchange Control Act 1972 and the regulations made thereunder for the issue by Tyco Electronics of the Equity Securities has been given by the Notice to the Public published by the Bermuda Monetary Authority on 1 June 2005.
Reservations
We have the following reservations:
(1)
We are admitted to practise law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law, and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.
(2)
Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of Tyco Electronics and subject to any contrary provisions in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of Tyco Electronics after the date on which he or she became a shareholder, if and so far as the alteration requires him or her to take, or subscribe for additional shares, or in any way increases his or her liability to contribute to the share capital of, or otherwise to pay money to, Tyco Electronics.
Disclosure
This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange Commission.

We consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, of the United States, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to or relied upon by any person for any purpose.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.
Yours faithfully
/s/ Appleby

SCHEDULE
1.	a certified copy of each of the Certificate of Incorporation, Memorandum of Association and Bye-laws of Tyco Electronics (the "Constitutional Documents");
2.	a copy of the Registration Statement, excluding the documents incorporated by reference therein;
3.	a certified copy of an extract of the minutes of the meeting of the Board of Directors of the Company held on 13 May, 2008 (the "Resolutions"); and
4.	a copy of the Notice to the Public published by the Bermuda Monetary Authority on 1 June 2005.

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  Exhibit 5.2